As filed with the Securities and Exchange Commission on December 23, 2024

Registration No. 333-283998

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

To

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASI Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1701-1702, China Central Office Tower 1

No. 81 Jianguo Road Chaoyang District

Beijing, 100025

People’s Republic of China

+86 (10) 6508 6063

(Address and telephone number of Registrant’s principal executive offices)

Rui Zhang

VP of Finance and Operations

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

240-864-2600

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Copies to:

Alexander R. McClean, Esq.

C. Christopher Murillo, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

Tel: (585) 232-6500

Fax: (585) 232-2152

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to the provisions of Rule 429 under the Securities Act, the prospectus contained in this registration statement also relates to the Registrant’s registration statement on Form F-3 (File No. 333-279096). Upon effectiveness, this registration statement will also act as a post-effective amendment to such earlier registration statement.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-283998) (the "Registration Statement") is being filed solely for the purpose of including the delaying amendment language set forth on the cover page hereto. This Pre-Effective Amendment No. 1 does not modify any provisions of the prospectuses that form a part of the Registration Statement and, accordingly, such prospectuses have not been included herein. This Pre-Effective Amendment No. 1 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime.

The CASI Articles provide that every director (including alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of CASI (but not including CASI’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of CASI’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning CASI or its affairs in any court whether in the Cayman Islands or elsewhere.

CASI will also enter into indemnification agreements with its directors and officers under the laws of the Cayman Islands, pursuant to which we have agreed to indemnify each such person and hold him or her harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he or she is or was our director or officer. Except with respect to expenses to be reimbursed by CASI in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, CASI’s obligations under the indemnification agreements are subject to certain customary restrictions and exceptions.

In addition, CASI will maintain standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to CASI with respect to payments which may be made by CASI to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling CASI pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits and Financial Statement Schedules

Exhibit Number

1.1*	Form of Underwriting Agreement.

1.2	Open Market Sale AgreementSM dated December 20, 2024 between CASI Pharmaceuticals, Inc. and Jefferies LLC (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form F-3 (File No. 333-283998), filed with the SEC on December 20, 2024).

3.1	Updated Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Annual Report on Form 20-F (File No. 001-41666), filed with the SEC on March 28, 2024).

4.1	Registrant’s Updated Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 2.1 to the Annual Report on Form 20-F (File No. 001-41666), filed with the SEC on March 28, 2024).

4.2*	Form of Warrant Agreement.

4.3*	Form of Subscription Rights Agreement.

4.4*	Form of Unit Agreement.

5.1	Opinion of Maples and Calder (Hong Kong) LLP relating to the base prospectus (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form F-3 (File No. 333-283998), filed with the SEC on December 20, 2024).

5.2	Opinion of Harter Secrest & Emery LLP relating to the base prospectus (incorporated by reference to Exhibit 5.2 to the Registration Statement on Form F-3 (File No. 333-283998), filed with the SEC on December 20, 2024).

5.3	Opinion of Maples and Calder (Hong Kong) LLP relating to the Sales Agreement prospectus (incorporated by reference to Exhibit 5.3 to the Registration Statement on Form F-3 (File No. 333-283998), filed with the SEC on December 20, 2024).

23.1	Consent of KPMG Huazhen LLP (incorporated by reference to Exhibit 23.1 to the Registration Statement on Form F-3 (File No. 333-283998), filed with the SEC on December 20, 2024).

23.2	Consent of Maples and Calder (Hong Kong) LLP (incorporated by reference to Exhibit 23.2 to the Registration Statement on Form F-3 (File No. 333-283998), filed with the SEC on December 20, 2024).

23.3	Consent of Harter Secrest & Emery LLP (incorporated by reference to Exhibit 23.3 to the Registration Statement on Form F-3 (File No. 333-283998), filed with the SEC on December 20, 2024).

23.4	Consent of Maples and Calder (Hong Kong) LLP (incorporated by reference to Exhibit 23.4 to the Registration Statement on Form F-3 (File No. 333-283998), filed with the SEC on December 20, 2024).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-3 (File No. 333-283998), filed with the SEC on December 20, 2024).

107	Filing Fee Exhibit (incorporated by reference to Exhibit 107 to the Registration Statement on Form F-3 (File No. 333-283998), filed with the SEC on December 20, 2024).

*	To be filed, if necessary, by amendment.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form F–3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Pre-Effecitve Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlingame, State of California, on the 23rd day of December, 2024.

CASI Pharmaceuticals, Inc.

By:	/s/ Daniel Lang
	Name:	Daniel Lang
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

*	Chief Executive Officer and Chairman of the Board	December 23, 2024
Dr. Wei-Wu He	(Principal Executive Officer)

/s/ Daniel Lang	Chief Financial Officer	December 23, 2024
Daniel Lang	(Principal Financial and Accounting Officer)

*	Independent Director	December 23, 2024
Y. Alexander Wu

*	Independent Director	December 23, 2024
Zhenbo Su

*	Independent Director	December 23, 2024
Thomas Folinsbee

*	Independent Director	December 23, 2024
Xuebo Zeng

*By: /s/ Daniel Lang
Daniel Lang
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of CASI Pharmaceuticals, Inc., has signed this Pre-Effective Amendment No. 1 to the Registration Statement in the United States, on the 23rd day of December, 2024.

CASI Pharmaceuticals, Inc.

By:	/s/ Daniel Lang
Name: Daniel Lang
Title: Chief Financial Officer